Exhibit 4.2

EXECUTION VERSION

WGL HOLDINGS, INC.,

Issuer

AND

THE BANK OF NEW YORK MELLON,

Trustee

FIRST SUPPLEMENTAL INDENTURE

dated as of October 24, 2014

to

Indenture

dated as of August 28, 2014

relating to

2.25% Senior Notes due 2019

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of October 24, 2014 (this “Supplemental Indenture”), between WGL Holdings, Inc., a corporation organized under the laws of the Commonwealth of Virginia, and The Bank of New York Mellon, as trustee, to the Base Indenture (as defined below).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of August 28, 2014 (the “Base Indenture”), providing for the issuance from time to time of its debt securities, to be issued in one or more series as therein provided;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of notes to be known as its 2.25% Senior Notes due 2019 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture (together, the “Indenture”); and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of Notes:

ARTICLE I

DEFINITIONS, ETC.

Section 1.1. Definitions of Terms. The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Supplemental Indenture shall have the respective meanings specified in this Section 1.1 and shall include the plural as well as the singular. All other terms used in this Supplemental Indenture but not defined in this Supplemental Indenture are defined in the Base Indenture.

“Base Indenture” has the meaning provided in the recitals.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker is provided with fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Indenture” has the meaning provided in the recitals.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Notes” has the meaning provided in the recitals.

“Reference Treasury Dealer” means one Primary Treasury Dealer (defined herein) selected by Wells Fargo Securities, LLC and three other primary U.S. government securities dealers in The City of New York, New York (a “Primary Treasury Dealer”) selected by the Company. If any Reference Treasury Dealer shall cease to be a Primary Treasury Dealer, the Company will select another Primary Treasury Dealer which will be substituted for that dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Supplemental Indenture” has the meaning provided in the preamble.

“Treasury Rate” means with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date; provided that, if the Reference Treasury Dealers shall determine that there is no such Comparable Treasury Issue, such rate per year shall be equal to the estimated semiannual equivalent yield to maturity that a United States Treasury security having a maturity comparable to the remaining term of the Notes to be redeemed would bear, if such security were available, such estimate to be made by the Reference Treasury Dealers on the basis of interpolation, extrapolation and other accepted financial practices, taking into account (a) the yields to maturity of United States Treasury securities of other maturities, (b) yields to maturity of other Dollar denominated debt securities having a maturity comparable to the remaining term of the Notes to be redeemed and (c) applicable interest rate spreads between United States Treasury securities and such other debt securities, all as of 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Section 1.2. References. References in this Supplemental Indenture to article numbers, section numbers and exhibits shall be deemed to be references to articles and section numbers of, and exhibits to, this Supplemental Indenture, unless otherwise specified.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1. Designation and Principal Amount.

The Notes are hereby authorized and are designated the 2.25% Senior Notes due 2019, unlimited in aggregate principal amount. The Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $100,000,000, which amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 2.4 of the Base Indenture.

Section 2.2. Maturity.

Unless an earlier redemption has occurred, the principal amount of the Notes shall mature and be due and payable on November 1, 2019, together with any accrued interest thereon to, but not including, such date.

Section 2.3. Form and Payment.

The Notes shall be issued as a Global Security and in the minimum denominations of one thousand Dollars ($1,000) and in integral multiples of $1,000 in excess thereof.

The Notes and the Trustee’s certificate of authentication to be endorsed thereon are to be substantially in the form of Exhibit A, which form is hereby incorporated in and made a part of this Supplemental Indenture.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Payments of principal, premium, if any, and/or interest on the Notes shall initially be paid to Cede & Co, as nominee of the Depositary.

The Global Security representing the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered in the name of the Depositary or a nominee of the Depositary. The Global Security representing the Notes may not be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

Section 2.4. Interest.

Interest on the Notes shall accrue at the rate of 2.25% per annum. The Interest Payment Dates for the Notes shall be May 1 and November 1 of each year, commencing May 1, 2015, and the Regular Record Date for the Notes shall be April 15 and October 15, as the case may be, next preceding the applicable Interest Payment Date. Interest on the Notes shall be payable semi-annually in arrears on each Interest Payment Date for the Notes. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. If any Interest

Payment Date or maturity date for the Notes falls on a day that is not a Business Day, the required payment of principal or interest will be made on the next Business Day as if made on the date that payment was due, and no interest will accrue on that payment for the period from and after the Interest Payment Date or maturity date, as the case may be, to the date of the payment on the next Business Day.

Section 2.5. Optional Redemption.

At any time prior to October 1, 2019, the Company may, at its option, redeem the Notes in whole or in part, from time to time, at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes being redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points plus, in each case, accrued and unpaid interest to, but not including, the redemption date.

At any time on and after October 1, 2019, the Company may, at its option, redeem the Notes in whole or in part, from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but not including, the date of redemption.

ARTICLE III

AMENDMENTS TO BASE INDENTURE

The following amendments shall be made to the Base Indenture:

Section 3.1. Definitions. Section 1.1 of the Base Indenture is hereby amended to add the following definitions in the appropriate alphabetical locations:

“Capital Lease” means any Indebtedness represented by a lease obligation incurred with respect to real property or equipment acquired or leased and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of the Company and its subsidiaries calculated on a consolidated basis as of such time. For purposes of calculating the Consolidated Net Worth, “subsidiaries” means, at any time, the subsidiaries of the Company whose financial data is, in accordance with GAAP, reflected in the Company’s consolidated financial statements.

“GAAP” means generally accepted accounting principles in the United States.

“Indebtedness” means any indebtedness in respect of borrowed money of the Company.

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

Section 3.2. Limitation on Liens. Article IV of the Base Indenture is hereby amended to add the following new Section 4.7, which new Section 4.7 shall be for the benefit of the Securityholders of the Notes only, and not any other series of Securities, unless any amendment or supplement to the Indenture provides otherwise (it being understood that only a series of Securities that so benefits from Section 4.7 of the Base Indenture shall have any rights with respect to said Section 4.7 or be deemed to be affected by said Section 4.7 within the meaning of Section 9.2 of the Base Indenture and otherwise):

Section 4.7. Limitation on Liens. The Company covenants that the Company and its Subsidiaries will not create or incur any Lien on any property of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the Securities of any series which by their express terms benefit from this Section 4.7 shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(a) Liens existing as of the date of initial issuance of the Securities of such series;

(b) Liens granted after the date of initial issuance of the Securities of such series created in favor of the Securityholders of such series;

(c) Liens securing Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under this Section 4.7;

(d) Liens created in substitution of or as replacements for any Lien permitted by clause (a), (b) or (c) of this Section 4.7; provided that based on a good faith determination of the Company, the property encumbered under any such substitute or replacement Lien is substantially similar in nature to the property encumbered by the otherwise permitted Lien which is being replaced;

(e) Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(f) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of any property, including Capital Lease transactions in connection with any such acquisition, and (ii) Liens existing on any property at the time of acquisition thereof or at the time of acquisition by the Company or any of its Subsidiaries of any Person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that with respect to clause (i), the Liens shall be given within 12 months after such acquisition and shall attach solely to the property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof;

(g) pre-existing Liens on assets acquired after the date of initial issuance of the Securities of such series;

(h) Liens in favor of the Company or any of its Subsidiaries;

(i) purchase money Liens or purchase money security interests upon or in any property acquired or held by the Company or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property;

(j) Liens on any property in favor of the United States or any State thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such property;

(k) the pledge or assignment in the ordinary course of business of electricity, gas (either natural or artificial) or steam, accounts receivable or customers’ installment paper;

(l) Liens securing hedges, swaps, derivatives and other similar transactions entered into in the ordinary course of business;

(m) Liens incurred in connection with an acquisition of assets or a project financed on a non-recourse basis;

(n) Liens for taxes, assessments or governmental charges for the then current year and taxes, assessments or governmental charges not then delinquent;

(o) Liens for workers’ compensation awards and similar obligations not then delinquent;

(p) mechanics’, laborers’, materialmen’s and similar Liens not then delinquent;

(q) judgment Liens;

(r) easements or reservations in respect of the Company’s property or property of a Subsidiary for the purpose of roads, pipelines, utility transmission and distribution lines or other rights-of-way and similar purposes;

(s) zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances, other than to secure the payment of money, none of which, in the opinion of counsel, are such as to interfere with the proper operation and development of the affected property for its intended use in the Company’s business or the business of any of its Subsidiaries;

(t) any defects of title and any terms, conditions, agreements, covenants, exceptions and reservations in deeds or other instruments under which we or a Subsidiary has acquired or may in the future acquire any property, none of which, in the opinion of counsel, materially adversely affects the operation of the Company’s properties and those of its Subsidiaries, taken as a whole;

(u) rights reserved to or vested in others to take or receive any part of the electricity, gas (either natural or artificial), steam or any by-products generated or produced by or from any of the Company’s or any of its Subsidiary’s properties or with respect to any other rights concerning electricity, gas (either natural or artificial) or steam supply, transportation or storage which are in use in the ordinary course of the electricity, gas (either natural or artificial) or steam business;

(v) Liens created or assumed by the Company or any of its Subsidiaries in connection with the issuance of tax-exempt state and local bonds for purposes of financing, in whole or in part, the acquisition or construction of property to be used by the Company or any of its Subsidiaries, provided the Liens are limited to the property financed and the related real estate;

(w) Liens incurred in the creation or existence of leases made, or existing on property acquired, in the ordinary course of business; and

(x) any extension, renewal, substitution or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in this Section 4.7.

Notwithstanding anything to the contrary in this Section 4.7, the Company and any of its Subsidiaries may, without equally and ratably securing the Securities of any series which by their express terms benefit from this Section 4.7, create or incur Liens which would otherwise be subject to the restrictions set forth in this section if, after giving effect thereto, the aggregate principal amount of Indebtedness incurred after the date of initial issuance of such Securities and secured by Liens not permitted under this Section 4.7 does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of such Lien or (ii) 15% of Consolidated Net Worth calculated as of the date of the initial issuance of such Securities.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Application of Supplemental Indenture.

This Supplemental Indenture shall amend and supplement the Base Indenture in the manner and to the extent herein and therein provided.

Section 4.2. Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

Section 4.3. Conflict with Base Indenture.

To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

Section 4.4. Governing Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Section 4.5. Successors.

All agreements of the Company in the Base Indenture, this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.

Section 4.6. Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 4.7. Trustee Disclaimer.

The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Company and not the Trustee.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

WGL HOLDINGS, INC.

By:	/s/ Anthony M. Nee
Name: Anthony M. Nee
Title: Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

Exhibit A

Form of Global Note representing the Notes

WGL HOLDINGS, INC.

2.25% SENIOR NOTE DUE 2019

THIS IS A SECURITY IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

CUSIP No. 92924FAA4
ISIN No. US92924FAA49
No. 1	Principal Amount $100,000,000

WGL HOLDINGS, INC.

2.25% SENIOR NOTES DUE 2019

WGL Holdings, Inc., a corporation organized under the laws of the Commonwealth of Virginia (the “Company”), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of one hundred million United States Dollars ($100,000,000), at the Company’s office or agency for said purposes, on November 1, 2019 (the “Stated Maturity”) or upon earlier redemption.

The Company promises to pay interest on the principal amount of this Security at the rate of 2.25% per annum. The Company will pay interest semi-annually in arrears on May 1 and November 1 of each year (each, an “Interest Payment Date”), commencing on May 1, 2015.

Interest on this Security will accrue from October 24, 2014 or from the most recent Interest Payment Date to which interest on the Notes has been paid or duly provided for, until payment of said principal sum has been made or duly provided for. The Company will pay interest to the Person in whose name this Security is registered at the close of business on April 15 and October 15, as the case may be, next preceding the applicable Interest Payment Date, except that the Company will pay the interest payable at the Stated Maturity or any redemption date of this Security to the Person or Persons to whom principal is payable. The Company will pay interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Company will make payments in respect of Notes in global form (including principal and interest) to the Securityholder thereof or a nominee of the Securityholder, by wire transfer of immediately available funds as of the close of business on the date such payments are due.

Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Date. Interest on this Security will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any Interest Payment Date or maturity date for this Security falls on a day that is not a Business Day, the required payment of principal or interest will be made on the next Business Day as if made on the date that payment was due, and no interest will accrue on that payment for the period from and after the Interest Payment Date or maturity date, as the case may be, to the date of the payment on the next Business Day. A “Business Day” means any day other than a day on which Federal or State banking institutions in The City of New York or place of payment, are authorized or obligated by law, executive order or regulation to close.

Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Security shall be made upon the surrender of the Security at the Corporate Trust Office of the Trustee (as defined below). Principal of and any premium and interest on the Security will, at the option of the Company, be paid either (i) by check mailed to the Person entitled to such payment at its address set forth in the Security Register or (ii) wired to such account at a banking institution in the United States as may be designated in writing to the Trustee by the Person entitled to such payment at least 16 days prior to the date of such payment.

Reference is made to the further provisions set forth on the reverse hereof, including the definitions of certain capitalized terms. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by The Bank of New York Mellon, as trustee (the “Trustee”) acting under the Indenture dated as of August 28, 2014 between the Company and the Trustee.

4

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: October 24, 2014

WGL HOLDINGS, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities issued under the within-mentioned Indenture.

Dated: October 24, 2014

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

REVERSE OF SECURITY

WGL HOLDINGS, INC.

2.25% Senior Notes Due 2019

This Security is one of a duly authorized issue of debt securities of the Company, of the series hereinafter specified, all issued or to be issued under a Supplemental Indenture, dated as of October 24, 2014 (the “Supplemental Indenture”), to an Indenture, dated as of August 28, 2014 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), and duly executed and delivered by the Company to The Bank of New York Mellon, as trustee (hereinafter, the “Trustee”). Reference to the Indenture is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the Securityholders of the Securities. This Security is one of a series designated as the “2.25% Senior Notes Due 2019” of the Company (hereinafter called the “Notes”), issued under the Indenture. Each Securityholder by accepting a Note, agrees to be bound by all terms and provisions of the Indenture, as amended from time to time, applicable to the Notes.

The Notes issued under the Indenture are senior unsecured obligations of the Company and will mature on November 1, 2019. The Notes rank on parity with all other existing and future senior unsecured obligations of the Company.

At any time prior to October 1, 2019, the Company may, at its option, redeem the Notes in whole or in part, from time to time, at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes being redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points plus, in each case, accrued and unpaid interest to, but not including, the redemption date. For purposes of the Notes, the following terms have the following meanings:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker is provided with fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means one Primary Treasury Dealer (defined herein) selected by Wells Fargo Securities, LLC and three other primary U.S. government securities dealers in The City of New York, New York (a “Primary Treasury Dealer”) selected by the Company. If any Reference Treasury Dealer shall cease to be a Primary Treasury Dealer, the Company will select another Primary Treasury Dealer which will be substituted for that dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date; provided that, if the Reference Treasury Dealers shall determine that there is no such Comparable Treasury Issue, such rate per year shall be equal to the estimated semiannual equivalent yield to maturity that a United States Treasury security having a maturity comparable to the remaining term of the Notes to be redeemed would bear, if such security were available, such estimate to be made by the Reference Treasury Dealers on the basis of interpolation, extrapolation and other accepted financial practices, taking into account (a) the yields to maturity of United States Treasury securities of other maturities, (b) yields to maturity of other Dollar denominated debt securities having a maturity comparable to the remaining term of the Notes to be redeemed and (c) applicable interest rate spreads between United States Treasury securities and such other debt securities, all as of 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

At any time on and after October 1, 2019, the Company may, at its option, redeem the Notes in whole or in part, from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but not including, the date of redemption.

Except in the case of a conditional redemption, once notice of redemption on the Notes is given, the Notes called for redemption become due and payable on the redemption date at the redemption price stated in the notice. A notice of redemption of the Notes may be conditioned and provide that it is subject to the occurrence of any event described in the notice before the date fixed for the redemption. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred before the redemption date or have been waived by the Company.

The Notes are not entitled to any sinking fund, and no Securityholder of the Notes may require the Company to make any mandatory redemption of the Notes or purchase or make an offer to purchase the Notes.

2

The Notes are subject to satisfaction and discharge pursuant to Article XI of the Base Indenture.

In case an Event of Default shall have occurred and is continuing with respect to the Notes, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain circumstances such declaration and its consequences may be waived by the Securityholders of not less than a majority in aggregate principal amount of the Notes then Outstanding. However, any such consent or waiver by the Securityholder shall not affect any subsequent default or impair any right consequent thereon.

The Base Indenture permits the Company and the Trustee, without the consent of the Securityholders of the Notes for certain situations and with the consent of not less than a majority of the Securityholders in aggregate principal amount of the Outstanding Notes of each series affected by such supplemental indenture in other situations, to execute supplemental indentures adding to, modifying, or changing various provisions of, the Base Indenture; provided that no such supplemental indenture, without the consent of the Securityholder of each Outstanding Note affected thereby, shall (i) change the maturity date of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, (ii) reduce the amount of principal of an Original Issue Discount Security or any other Security payable upon acceleration of maturity, (iii) change the currency in which any Security or any premium or interest is payable, (iv) impair the right to receive payment of principal of and interest on any Security (whether upon redemption, repurchase, maturity, or otherwise) or payment or delivery of any amounts due upon conversion of Securities of any series that are convertible into shares of common stock or other securities on or after the due dates or to institute suit for the enforcement of any payment on or with respect to any Security, (v) adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, that Security (if applicable), (vi) if the Securities are secured, change the terms and conditions pursuant to which the Securities are secured in a manner adverse to the holders of the Securities, (vii) reduce the percentage in principal amount of outstanding Securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with any provision of the Indenture, (viii) reduce the requirements contained in the Indenture for a quorum for a meeting or for voting, (ix) change any obligations of the Company to maintain an office or agency in the places and for the purposes required by the Indenture, (x) in the case such series of Securities is subordinated to other indebtedness of the Company pursuant to a supplement indenture, modify the subordination provisions in such supplemental indenture in a manner adverse to the holders of such Securities, or (xi) modify Sections 9.1 or 9.2 of the Base Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of or interest on this Security at the respective times and at the rate herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. A Securityholder may exchange the Notes for a like aggregate principal amount of Notes of other authorized denominations in the manner and subject to the limitations provided in the Indenture.

3

Upon due presentment for registration of transfer of the Notes at the office or agency for said purpose of the Company, a new Note or Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Prior to due presentation of this Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee, may deem and treat the Securityholder hereof as the owner of this Security (whether or not any payment with respect to this Security shall be overdue), for the purpose of receiving payment of principal of and (subject to the provisions of the Indenture) interest hereon and for all other purposes whatsoever, whether or not any payment with respect to this Security shall be overdue, and neither the Company, nor the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, or because of the creation of any indebtedness represented thereby, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK.

All terms used in this Security (and not otherwise defined in this Security) that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

4

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Name and address of Assignee, including zip code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably, constituting and appointing to transfer the said Note on the books of WGL Holdings, Inc. with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $100,000,000. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian